Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 17, 2021, by and between Osprey Technology Acquisition Corp., a Delaware corporation (the “Issuer”), and the subscriber party set forth on the signature page hereto (“Subscriber”).

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into an Agreement and Plan of Merger, by and among the Issuer, Osprey Technology Merger Sub, Inc., a Delaware corporation (“MergerSub”), and BlackSky Holdings, Inc., a Delaware corporation (“Target”) (the “Merger Agreement”), whereby MergerSub will merge with and into Target, with Target surviving as a wholly owned subsidiary of the Issuer, on the terms and subject to the conditions set forth therein (the “Transactions”);

WHEREAS, to finance a portion of the Transactions, Subscriber desires to subscribe for and purchase from the Issuer that number of shares of the Issuer’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), set forth on the signature page hereto (the “Acquired Shares”) in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”) and an aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Issuer on or prior to the Subscription Closing (as defined below);

WHEREAS, to finance a portion of the Transactions, certain other “qualified institutional buyers” (as such term is defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and “accredited investors” (as such term is defined in Rule 501 under the Securities Act), have (severally and not jointly) entered into separate subscription agreements with the Issuer (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase Class A Shares on the Closing Date at the Per Share Purchase Price; and

WHEREAS, the aggregate amount of Class A Shares to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals 18,000,000 Class A Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Subscription Closing.

(a) The closing of the Subscription contemplated hereby (the “Subscription Closing”) shall occur substantially concurrent with, and be conditioned upon the prior or substantially concurrent consummation of the Transactions (the “Closing Date”). Not less than five (5) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver to the Issuer on or before three (3) business days prior to the anticipated Closing Date (the “Funding Date”) the Purchase Price for the Acquired Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, to be held by the Issuer or in escrow until the Closing Date. Not later than one (1) business day after the Closing Date, the Issuer shall deliver to Subscriber (1) the Acquired Shares in book entry form, in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Acquired Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. In the event the Closing Date does not occur within two (2) business days after the Subscription Closing, the Issuer shall promptly (but not later than one (1) business day thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries or share certificates shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 6 hereof, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Acquired Shares at the Subscription Closing.

(b) The Subscription Closing shall be subject to the conditions that, on the Closing Date:

(i) (x) solely with respect to Subscriber’s obligation to close, the representations and warranties made by the Issuer, and (y) solely with respect to the Issuer’s obligation to close, the representations and warranties made by Subscriber, in each case in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), in each case without giving effect to the consummation of the Transactions;

(ii) there shall not be any law or order of any governmental authority having jurisdiction restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by this Subscription Agreement;

(iii) (A) all conditions precedent to the closing of the Transaction, including all necessary approvals of the Issuer’s stockholders and regulatory approvals, if any, shall have been satisfied (which shall be deemed satisfied if mutually determined by the parties to the Merger Agreement and other than those conditions under the Merger Agreement that, by their nature are to be satisfied in connection with the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the sale, purchase and issuance of the Shares pursuant to this Subscription Agreement or the Other Subscription Agreements) or waived by the parties to the Merger Agreement as provided therein and (B) the closing of the Transaction shall be scheduled to occur concurrently with or on the same date as the Closing; and

(iv) the terms of the Merger Agreement (including the conditions thereto) shall not have been amended or waived in a manner that is materially adverse to Subscriber (in its capacity as such).

(c) At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Issuer Representations and Warranties. The Issuer represents and warrants that:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and, subject to obtaining all approvals necessary for the consummation of the Transactions (collectively, the “Required Approvals”), to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Subscription Closing, the Acquired Shares will have been duly authorized and, when issued and delivered to Subscriber against full payment of the Purchase Price for the Acquired Shares in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s certificate of incorporation and bylaws or under the laws of the State of Delaware.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and assuming the due authorization, execution and delivery of the same by the Subscriber, is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(d) Subject to obtaining the Required Approvals, the execution, delivery and performance by the Issuer of this Subscription Agreement, including the issuance and sale of the Acquired Shares, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject; (ii) the organizational documents of the Issuer; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that, in the case of clauses (i) and (iii), would be reasonably likely to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its subsidiaries taken as a whole or materially and adversely affect the validity of the Acquired Shares or the legal authority of the Issuer to perform in all material respects its obligations hereunder (a “Material Adverse Effect”).

(e) The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the Required Approvals; (iv) those required by the New York Stock Exchange or other applicable stock exchange on which the Acquired Shares are then listed (“NYSE”), including with respect to obtaining approval of the Issuer’s stockholders, and (v) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(f) Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Acquired Shares by the Issuer to the Subscriber.

(g) Neither the Issuer nor any person acting on its behalf has offered or sold the Acquired Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(h) As of their respective filing dates, all reports required to be filed by the Issuer with the Commission since November 5, 2019 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(i) As of the date hereof, the issued and outstanding Class A Shares of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or to prohibit or terminate the listing of the Class A Shares on the NYSE, excluding, for the purposes of clarity, the customary ongoing review by NYSE in connection with the Transactions. The Issuer has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act prior to the Subscription Closing.

(j) As of the date hereof, Issuer has not received any written communication from a governmental authority that alleges that Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Acquired Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Acquired Shares hereunder, and Subscriber effecting a pledge of Acquired Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement. The Issuer hereby agrees to execute and deliver such documentation as a pledgee of the Acquired Shares may reasonably request in connection with a pledge of the Acquired Shares to such pledgee by Subscriber.

(l) There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares or (ii) the Class A Shares to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(m) The authorized capital stock of Issuer consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued or outstanding as of the date of this Subscription Agreement, (ii) 175,000,000 shares of common stock, consisting of 150,000,000 shares of Class A Shares and 25,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Shares”), of which (A) 31,625,000 shares of Class A Shares are issued and outstanding as of the date of this Subscription Agreement and 7,906,250 shares of Class B Shares are issued and outstanding as of the date of this Subscription Agreement and (B) 24,137,500 warrants, each entitling the holder thereof to purchase one Class A Share, are outstanding issued and outstanding as of the date of this Subscription Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

(a) Subscriber (i) if not a natural person, has been duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized (if Subscriber is not a natural person), executed and delivered by Subscriber and assuming the due authorization, execution and delivery of the same by the Issuer, this Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, is enforceable against it in accordance with its terms, except as such enforceability may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement, the purchase of the Acquired Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or, as applicable, any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or, as applicable, any of its subsidiaries is a party or by which Subscriber or, as applicable, any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject; (ii) if Subscriber is not a natural person, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or, as applicable, any of its subsidiaries or any of their respective properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the legal authority or ability of Subscriber to perform in any material respects its obligations hereunder.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and, in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

(e) Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof have been met (including, without limitation, those set forth in Rule 144(i)) or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates or book-entry records representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Acquired Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Acquired Shares. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

(f) Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Issuer. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Target, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer expressly set forth in this Subscription Agreement, and Subscriber is not relying on representations, warranties or any statement by, on behalf of or with respect to the Issuer except for the representations and warranties set forth in Section 3 of this Subscription Agreement. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(g) Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended, section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h) In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon the independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including, without limitation, with respect to the Issuer and the Transactions. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Issuer’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Issuer, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Issuer or their respective representatives or advisors. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Acquired Shares (i) were not offered by any form of general advertising or general solicitation, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares, including, without limitation, those set forth in the Issuer’s filings with the Commission. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has had an opportunity to seek, and has sought such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.

(k) Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber represents and warrants that neither Subscriber nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”), (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived and were not obtained from a Prohibited Investor.

(n) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Issuer, nor any of its respective affiliates (the ”Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Acquired Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Acquired Shares; and (ii) the decision to invest in the Acquired Shares has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of US Code of Federal Regulations 29 C.F.R. section 2510.3 21(c), as amended from time to time (the “Fiduciary Rule”) who is (1) independent of the Transaction Parties; (2) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (3) is a fiduciary (under ERISA and/or section 4975 of the Code) with respect to Subscriber’s investment in the Acquired Shares and is responsible for exercising independent judgment in evaluating the investment in the Acquired Shares; and (4) is aware of and acknowledges that (A) none of the Transaction Parties is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the Acquired Shares, and (B) the Transaction Parties have a financial interest in the purchaser’s investment in the Acquired Shares on account of the fees and other remuneration they expect to receive in connection with transactions contemplated by this Subscription Agreement.

(o) Subscriber has, and prior to the Funding Date will have, sufficient funds to pay the Purchase Price in escrow pursuant to Section 2(a).

(p) No broker or finder is entitled to any brokerage or finder’s fee or commission payable by Subscriber solely in connection with the sale of the Acquired Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.

(q) [Reserved].

(r) Subscriber either (1) is not a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”); is not controlled by a “foreign person,” as defined in the DPA; and does not permit any foreign person affiliated with Subscriber, whether affiliated as a limited partner or otherwise, to obtain through the Investor any of the following with respect to the Issuer or the Target: (i) access to any “material nonpublic technical information” (as defined in the DPA) in the possession of the Issuer or the Target; (ii) membership or observer rights on the board of directors or equivalent governing body of the Issuer or the Target or the right to nominate an individual to a position on the board of directors or equivalent governing body of the Issuer or the Target; (iii) any involvement, other than through the voting of shares, in the substantive decision-making of the Issuer or the Target regarding (x) the use, development, acquisition, or release of any “critical technology” (as defined in the DPA), (y) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Issuer or the Target, or (z) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA); or (iv) “control” (as defined in the DPA) of the Issuer or the Target (each of (i) – (iv) a “DPA Triggering Right”); or (2) will not obtain any DPA Triggering Rights.

(s) The Subscriber acknowledges that none of Credit Suisse nor any of its respective affiliates is acting as a placement agent in connection with the offer and sale of the Acquired Shares, nor making any recommendation in respect of the Acquired Shares; and (ii) the Subscriber is not deemed to be a “retail investor” or “retail customer” of Credit Suisse or any of its respective affiliates for purposes of either Securities and Exchange Commission Form CRS or Regulation Best Interest.

5. Registration Rights. On the Closing Date, in connection with the Transactions, the Issuer, the Subscriber and certain other parties shall enter into the Registration Rights Agreement (as defined in the Merger Agreement) which shall provide the Subscriber certain registration rights as set forth therein.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto and the Target to terminate this Subscription Agreement, (c) 11:59 PM Pacific Time on September 17, 2021 if the Subscription Closing has not occurred on or before such date; provided, that nothing herein will relieve any party from liability for any willful material breach hereof (including for the avoidance of doubt the Issuer’s or Subscriber’s willful breach of Section 2(b)(i)(x) or Section 2(b)(i)(y) of this Subscription Agreement, as applicable, with respect to its respective representations and warranties as of the Subscription Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such willful breach. The Issuer shall promptly notify Subscriber in writing of the termination of the Merger Agreement (other than such termination as a result of the closing thereunder). Upon the termination of this Subscription Agreement in accordance with this Section 6, any monies paid by Subscriber to the Issuer in connection herewith shall be promptly (and in any event within two (2) business days after such termination) returned to Subscriber without any deduction or set-off.

7. Trust Account Waiver. Subscriber acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Subscriber further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated October 31, 2019 (the “Prospectus”), substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Issuer, its public stockholders and the underwriters of its initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its affiliates and representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares pursuant to the Issuer’s certificate of incorporation in connection with the Transactions or any other business combination, any subsequent liquidation of the Trust Account or the Issuer or otherwise. In the event Subscriber has any claim against the Issuer as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares, it shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account; provided, that nothing in this Section 7 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Shares acquired by any means other than pursuant to this Subscription Agreement.

8. Issuer’s Covenants. At the request of the holder of the Acquired Shares, the Issuer shall reasonably cooperate with the holder of the Acquired Shares, and the holder of the Acquired Shares shall provide the Issuer with such certifications and other documentation, to effect the removal of the legend described in Section 4(e), and for the Issuer to issue a certificate without such legend to the holder of the Acquired Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Acquired Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Issuer with an opinion of counsel, in a form reasonably acceptable to the Issuer, to the effect that such sale, assignment or transfer of the Acquired Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) the Acquired Shares are sold, assigned or transferred pursuant to Rule 144. The Issuer shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

9. [Reserved].

10. Miscellaneous.

(a) Subscriber acknowledges that the Issuer and the Target (each as a third party beneficiary with right of enforcement), and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. The Issuer acknowledges that the Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties of Issuer contained in this Subscription Agreement. Prior to the Subscription Closing, Subscriber agrees to promptly notify the Issuer and the Target if any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate in all material respects. Prior to the Subscription Closing, the Issuer agrees to promptly notify the Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties of the Issuer set forth herein are no longer accurate in all material respects.

(b) Each of the Issuer, Subscriber and Target (each as a third party beneficiary with right of enforcement), is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder may be transferred or assigned, other than (i) the transfer and assignment of any or all of the Investor’s rights and obligations under this Subscription Agreement to its Affiliates, subject to, if such transfer or assignment is prior to the Subscription Closing, (x) such Affiliates executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Acquired Shares and other terms and conditions, and (y) the initial party to this Subscription Agreement remains bound by its obligations with respect hereto in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of the Acquired Shares, and (ii) the transfer and assignment of the Shares acquired hereunder. “Affiliates” for the purpose of this Section 10(c) means persons directly or indirectly controlling, controlled by or under direct or indirect common control with, such person; provided, that the foregoing shall not include operating companies of the Investor or any of the foregoing persons. Neither this Subscription Agreement nor any rights that may accrue to Investor hereunder or any of Investor’s obligations may be transferred or assigned other than pursuant to the Transaction.

(d) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

(e) The Issuer may request from Subscriber such additional information as the Issuer may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares and to comply with the Issuer’s obligations under Section 5 and Section 8 hereof, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

(f) This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought; provided, however, that no modification, amendment or waiver by the Issuer of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Target to the extent required by the Merger Agreement.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one (1) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(k) Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated by this Subscription Agreement.

(l) This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns; provided, that the parties acknowledge and agree that the indemnified parties referred to therein shall each be a third-party beneficiary to this Subscription Agreement with respect to Section 5(d)(i) and (ii), respectively.

(m) Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or by facsimile, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by facsimile (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (c) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (d) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Issuer, to:

1845 Walnut Street, Suite 1111

Philadelphia, PA 19103

Attention: Jeffrey F. Brotman

Telephone: (215) 832-4161

E-mail: jeff@osprey-technology.com

with a required copy to (which copy shall not constitute notice) each of:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001-8602

Attention: Howard Ellin and Mike Chitwood

Email: howard.ellin@skadden.com and mike.chitwood@skadden.com

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, CA 90071

Attention: Gregg Noel and Michelle Gasaway

Email: gregg.noel@skadden.com and michelle.gasaway@skadden.com with a further copy to (which copy shall not constitute notice):

Ledgewood PC

Two Commerce Square, Suite 3400

2001 Market Street

Philadelphia, PA 19103

Attention:    Mark E. Rosenstein

Telephone:  (215) 731-9450

Facsimile:   (215) 735-2513

E-mail:        mrosenstein@ledgewood.com

(iii) if to the Target, to

BlackSky Holdings, Inc.

13241 Woodland Park Road

Suite 300

Herndon, VA 20171

Attn:       Katie Keane

E-mail:   kkeane@blacksky.com

with a required copy to (which copy shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue

Suite 5100

Seattle, WA 98104

Attention: Craig Sherman

Telephone: (206) 883-2510

Email: csherman@wsgr.com

(n) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Target shall be entitled to seek to specifically enforce the provisions of the Subscription Agreement of which the Target is an express third party beneficiary on the terms and subject to the conditions set forth herein.

(o) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION

AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 10(m) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(o).

(p) If, any change in the Class A Shares shall occur between the date hereof and immediately prior to the Subscription Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Acquired Shares issued to Subscriber shall be appropriately adjusted to reflect such change.

11. Press Release. The Issuer shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the Commission a Current Report on Form 8-K or a Proxy Statement or Form S-4 for the Transactions (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transactions and any other material, non-public information that the Issuer or any of its officers, employees or agents on behalf of the Issuer, has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer or any of its affiliates relating to the transactions contemplated by this Subscription Agreement, and, to the knowledge of the Issuer, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors, employees or agents. All press releases or other public communications relating to the transactions contemplated hereby between the Issuer and Subscriber, and the method of the release for publication thereof, shall be subject to the prior approval of (i) the Issuer and the Target, and (ii) to the extent such press release or public communication references Subscriber or its affiliates or investment advisers by name, Subscriber. The restriction in this Section 11 shall not apply to the extent such disclosure is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

[Signature pages follow]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first written above.

OSPREY TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

Signature Page to Subscription Agreement

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name: Title:	Name: Title:

Date: ___________________, 2021

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please print. Please indicate name and capacity of person signing above)

Name in which securities are to be registered (if different)

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN: _______________	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.: ___________________	Telephone No.: ___________________

Facsimile No.: ____________________	Facsimile No.: ____________________

Aggregate Number of Acquired Shares subscribed for:

Purchase Price: $ _______________.

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

Signature Page to Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2. ☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

1.  ☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

*** AND ***

C. AFFILIATE STATUS
(Please check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-1

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

☐ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii);

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Schedule A-2

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Schedule A-3